Exhibit 10.49

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (this "Amendment") is made and entered into as of this 21st day of January, 2021, by and between Highline Office 1, L.C., a Utah limited liability company (the "Landlord"), and Pluralsight, LLC, a Nevada limited liability company (the "Tenant").

RECITALS

WHEREAS, on August 31, 2018, Landlord and Tenant entered into that certain Lease Agreement pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, the Leased Premises, which Lease Agreement was amended by that certain First Amendment to Lease Agreement dated November 6, 2018, and which Lease Agreement was further amended by that certain Second Amendment to Lease Agreement dated February 13, 2019, as amended by that certain Third Amendment to Lease Agreement dated May 20, 2020, as amended by that certain Fourth Amendment to Lease Agreement dated July 14, 2020 (collectively, the "Lease"). Capitalized terms used hut not defined herein shall have their respective meanings set forth in the Lease.

WHEREAS, pursuant to Section 8.4 of the Lease, Landlord has the right to make such additions, alterations, or improvements as Landlord may deem desirable.

WHEREAS, Landlord desires to Lease space on the roof of the Building to an affiliate of Landlord (the "Solar Tenant") for the purposes of installing solar panels on the Building which will provide a portion of the electricity used in the Building (the "Solar Panels").

WHEREAS, Landlord and Tenant desire to enter into this Amendment to address the rights and obligations under the Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

AGREEMENT
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

1.Installation of Solar Panels. To the extent required by the Lease, Tenant hereby consents to Landlord's leasing of the roof to the Solar Tenant for the purposes of installing the Roof Top Solar Panels. As between Tenant and Landlord, Landlord will be solely responsible for the installation, operation and maintenance of the Solar Panels and, subject to the provisions of Paragraph 2 below, the cost of the installation, operation and maintenance of the Solar Panels will not be included as Common Area Expenses. Landlord will, or will cause Solar Tenant to, at such party's sole cost and expense (a) repair any damage caused by the installation, ongoing placement, servicing or removal of the Solar Panels, and (b) maintain the Solar Panels in good working condition and repair.
2.Electricity. Tenant acknowledges that the Solar Panels will provide a portion of the electricity to the Building and therefore will reduce the amount of electricity used by Tenant from the electric utility provider of the Building. Landlord will have the right to sub-meter the electricity provided by the Solar Panels to the Building and Tenant will reimburse to Landlord, as a portion of the Common Area Expenses, the amount of electricity used by Tenant which is generated from the Solar Panels at the same rate, on a per kilowatt hour basis, as that being paid by Tenant to the third party utility provider. In connection with the foregoing, Landlord will provide Tenant with monthly readings of the utilities supplied to Tenant from the Solar Panels, together with Landlord' s calculation of the amounts owing by Tenant for the use of such electricity, and Tenant will reimburse Landlord for such amounts on the date of the next payment of Basic Annual Rent (the "Landlord Utility Payment").
3.No Further Amendment. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.
4.Entire Agreement. This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein.
5.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
6.Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.
7.Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

LANDLORD:	HIGHLINE OFFICE 1, L.C., a Utah limited
liability company, by its Manager

    KC GARDNER COMPANY, L.C.,
    a Utah limited liability company

By:	/s/ Christian Gardner
Name:	Christian Gardner
Its:	Manager

    TRIPLE S INVESTMENT CO., L.L.C.,
    a Utah limited liability company

By:	/s/ S. Val Staker
Name:	S. Val Staker
Its:	Manager

TENANT:	PLURALSIGHT, LLC, a Nevada Limited Liability
company

By:	Mark Hansen
Name:	Mark Hansen
Its:	Director of Finance and Accounting